GEOTHERMAL
LEASE AND AGREEMENT

This Lease and Agreement is made and entered into as of this 22nd day of June, 2005, by and between:

R. Michael Griffin and Cleo S. Griffin, husband and wife; Harlow R. Griffin and Pauline Griffin, husband and wife; Douglas Griffin and Margaret Griffin, husband and wife; J Terry Griffin and Sue Griffin, husband and wife; Vincent Jorgensen and Phyllis Jorgensen, husband and wife; and Alice Mae Griffin Shorts, a widow, Party of the first part, hereinafter referred to as “Lessor”

and

US Geothermal Inc., an Idaho corporation,
Party of the second part,
hereinafter referred to as “Lessee”

who are referred to in the plural as the “Parties”.

Recitals

WHEREAS Lessor is the owner of certain land and geothermal rights situated in Cassia County, in the State of Idaho, which the Parties believe are suited for the development of Hot Water, Steam and Thermal Energy for use as such and/or the conversion of such geothermal energy to the production of electric power, or for any purpose other than the generation of electric power, and

WHEREAS It is the desire of Lessor and Lessee to enter into an agreement which will enable the development of said Hot Water, Steam and Thermal Energy for any of the aforesaid purposes for the mutual profit of the Parties,

BE IT THEREFORE HEREBY AGREED AS FOLLOWS:

1.       Purpose. For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration set forth in clauses (4.) and (5.) below, receipt of which initial sum and sufficiency of which is hereby acknowledged, and in consideration of the covenants and agreements hereinafter contained, Lessor has granted, leased, let and demised to Lessee, its grantees, successors and assigns, upon and subject to the terms and conditions contained herein, the land hereinafter described, the sole and exclusive right to drill for, produce, extract, take, remove and sell geothermal heat energy including , Hot Water, Steam, or Thermal Energy therefrom, and to store, utilize, process, convert and otherwise treat such geothermal energy upon said land, during the term hereof, with the right of entry thereon and use and occupancy thereof at all times for said purposes and the furtherance thereof, including the right to construct, use and maintain thereon and to remove therefrom structures, facilities and installations, pipelines, utility and power transmission lines.

The possession by Lessee of said land shall be sole and exclusive for the purposes hereof and for the purposes incident or related thereto, excepting that Lessor reserves the right to use and occupy said land, or to lease or otherwise deal with the same, without interference with Lessee rights, for residential, agricultural, commercial, or grazing uses, or for any and all uses other than the uses and rights permitted to Lessee herein.

2.       Lands. The land which is the subject of this lease is situated in the county and state above first named, consisting of approximately one hundred sixty (160) acres and which is described in Exhibit A attached hereto and incorporated as if more fully set forth herein, including also in the leased land all rights of Lessor, presently owned or hereafter acquired, in and under roads, ditches, and rights of way traversing or adjacent to said land, (hereinafter referred to as “Lands”).

3.       Term. This Lease shall be for a term of ten (10) years from and after the date hereof (hereinafter referred to as the “Primary Term”) and so long thereafter as Leased Substances, or any of them, are derived or produced in commercial quantities from the leased land or lands pooled, unitized or combined therewith, and for so long as Lessee is prevented from producing same, or the obligations of Lessee hereunder are suspended, for the causes hereinafter set forth, or this Lease is continued in force by reason of any other provision hereof.

If at the expiration of the Primary Term, Lessee has not completed one or more wells on the leased land or lands pooled, unitized or combined therewith, which well or wells separately or collectively are either producing, or capable of producing, Hot Water, Steam or Thermal Energy of Sufficient Power Potential in Commercial quantities, but lessee is then engaged in operations for drilling, reworking, recompleting, redrilling or enhancement of any well on the leased land or lands pooled, unitized or combined therewith, this Lease shall remain in force so long as drilling, reworking, recompleting, redrilling or enhancement operations are prosecuted (whether on the same or different wells) on the leased land or lands pooled, unitized or combined therewith with no cessation of such operations for more than six (6) months, and if such operations result in production or the establishment to the satisfaction of the lessee of the existence of Sufficient Power Potential in Commercial quantities, such well or wells will be deemed to have been completed and such existence is established during the primary term of this Lease.

4.       Primary Term Consideration. It is understood and agreed that the initial consideration paid upon the execution hereof ($1,600.00), covers both the rental in full hereunder for a period of one (1) year from the date of this Lease and for all other rights conferred hereunder. Thereafter, for the first five (5) years of the lease, on or before said anniversary date, Lessee shall pay or tender to Lessor an annual rental in the amount of FIVE DOLLARS ($5.00) per acre, which shall constitute rental until the next anniversary date hereof. For the second five (5) year period of the lease, Lessee shall, on or before each succeeding anniversary date during the primary term hereunder, pay or tender to

Lessor an annual rental in the amount of SEVEN DOLLARS AND FIFTY CENTS ($7.50) per acre, until such time as from the drilling of a well or wells on the leased land, or lands pooled, unitized or combined therewith, there has been established to the satisfaction of the Lessee the existence of Sufficient Power Potential in Commercial quantities. Upon such establishing as aforesaid, Lessee may nevertheless continue to pay or tender annual rental payments on or before each anniversary date, until Lessee has commenced the actual sale of one or more Leased Substances, and so long as such annual rental payments to be paid or tendered, whether beyond the primary term or not, this lease shall remain in force and effect. All payments so paid or tendered after the expiration of said primary term shall be deemed advance royalties. So long as such payments are paid or tendered each well or wells shall be deemed to be actually producing one or more Leased Substances in Commercial quantities under the terms hereof; provided, however, that if within five (5) years after the date of expiration of the primary term hereof Lessee shall have failed to make, or make arrangements for (by executed contract or contracts) a bona fide Commercial sale of one or more Leased Substances (or electric energy generated therefrom) than Lessor, at its option, may consider Lessee in default hereunder. Additionally, should lessee fail to make any annual payment herein provided for on or before a particular anniversary date, Lessor may, at its option, consider lessee in default hereunder.

5.       Geothermal Royalties. Royalties shall be payable as follows:

           (a)       With respect to Hot Water, Steam or Thermal Energy produced, saved and sold by Lessee and then used by the purchaser for the generation of electric power, Lessee shall pay to Lessor as a royalty Ten Percent (10%) of the market value of such Hot Water, Steam or Thermal Energy produced from the leased land at and as of the point of origin on the leased land, which market value shall be deemed to be the gross proceeds received by Lessee from such sale at the point of origin on the leased land, unless the sale occurs at a location other than the point of origin on the leased land, in which case the market value shall be deemed to be the gross proceeds received by Lessee from such sale less all costs and expenses of extraction, production, storage, processing, reinjection, and transportation between the point of origin on the leased land and the point of sale.

           (b)       With respect to Hot Water, Steam or Thermal Energy produced (collectively to be referred to as “Energy Produced”), saved and used for the generation of electric power which is then sold by Lessee, Lessee shall pay to Lessor as a royalty Ten Percent (10%) of the Net Proceeds from the sale of Energy Produced from the leased land, at and as of the point of origin on the leased land in accordance with the definition of Net Proceeds from the sale of Energy Produced as defined in paragraph 21, subparagraph (g).

         (c)       With respect to Energy Produced, saved and sold by Lessee and which is used for any purpose other than the generation of electric power, Lessee shall pay to Lessor as a royalty Five Percent (5%) of the gross proceeds received by Lessee from the sale of Energy Produced, as such, produced from the leased land at and as of the point of origin on the leased land.

           (d)       With respect to Extractable Minerals, Lessee shall pay as royalty to Lessor Five Percent (5%) of the net proceeds received by Lessee from the sale of any gases (as herein defined) and from the sale of effluence (containing minerals and/or minerals in solution) produced and sold from any well or wells on the leased land, or, in the event Lessee extracts from the effluence minerals and/or minerals in solution, Five Percent (5%) of the proceeds received by Lessee from the sale of minerals and/or minerals in solution contained in and extracted from the effluence produced and sold from such well or wells less costs of transportation and extraction.

           Lessee shall pay to Lessor on or before the twenty-fifth day of each month the royalties accrued and payable for the preceding calendar month, or on or before the twenty-fifth day of the month next following that in which Lessee receives payment therefore from the purchaser thereof, whichever method may be chosen by Lessee from time to time, and in making such royalty payments Lessee shall deliver to Lessor statements setting forth the basis for computation and determination of such royalty.

           Lessee shall not be required to account to Lessor for or to pay any royalty on Hot Water, Steam, Thermal Energy produced by Lessee on the leased land which is not utilized, saved and sold, or which is used by Lessee in its operations on or with respect to the leased land for or in connection with the developing, recovering, producing, extracting and/or processing of Hot Water, Steam, or Thermal Energy or in facilities for the generation of electric power, or which are unavoidably lost.

           Lessee shall have the right from time to time and at any time to commingle (for purposes of storing, transporting, utilizing, selling and processing, or any of them) the Leased Substances, or any of them, that are produced or extracted from the leased land or lands pooled, unitized or combined therewith, with Geothermal Resources, or any of them, produced from other lands or units in the vicinity of the leased land, and in the event of such commingling, Lessee shall meter, gauge, or measure the production from the leased land, or from the unit or units, including leased and other units or lands, as the case may be, and compute and pay Lessor’s royalty payable under the provisions hereof on the basis of such production so determined or allocated, as the case may be.

From the time when Lessor shall commence Commercial production from said Lands, Lessee shall then pay Lessor the geothermal royalty set forth herein, or the initial term annual payments, whichever shall be the larger. This change from annual lease payments to geothermal royalty payments shall occur at the time when geothermal royalties exceed annual lease payments in any given month.

6.       Commingled and Unit Operations. Lessee shall have the right to commingle, or unitize said leased land, for the purpose of utilizing, selling, processing, the Leased Substances produced from the lease land with the steam or heat energy produced from other lands, and to meter or gauge the production of steam or heat energy from leased land and to compute and pay Lessor royalty on the basis of such production as so determined. The total acreage to be embraced within any such unit shall not exceed 1,920 acres, plus an acreage tolerance of Ten Percent (10%), except that a larger unit may be created to conform to State or Federal regulations. Such unit shall be deemed created either upon Lessee recording in the office of the county recorder in the county in which the leased land is situated a written declaration of such unit or upon Lessee giving written notice of such unit to Lessor. Any well (whether or not Lessee’s well) commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this Lease be deemed a well commenced, drilled, drilling and/or producing on the leased land, and Lessee shall have the same rights and obligations with respect thereto and to drilling and producing operations upon the lands from time to time included within any such unit as Lessee would have if such lands constituted the leased land; provided, however, that notwithstanding this or any other provision or provisions of this Lease to the contrary:

           (a)       production as to which royalty is payable from any such well or wells drilled upon any such unit, whether located upon the leased land or other lands, shall be allocated to the leased land in the proportion that the acreage of geothermal rights of the leased land in such unit bears to the total acreage of geothermal rights of such unit, and such allocated portion thereof shall for all purposes of this Lease be considered as having been produced from the leased land and the royalty payable under this Lease with respect to the leased land included in such unit shall be payable only upon that proportion of such production so allocated thereto, and

            (b)       if any taxes of any kind are levied or assessed (other than taxes on the land and on Lessor’s improvements), any portion of which is chargeable to Lessor under paragraph 15 hereof, then the share of such taxes to be borne by Lessor as provided in the Lease, shall be in proportion to the share of the production from such unit allocated to the leased land.

Allocation of unit production whether to the leased land or to other lands therein, shall continue after any termination of all or any part of this or any other lease covering lands in the unit until any exploration, drilling, remedial drilling or production operations are begun on the lands so terminated, or until contracts regarding any such operations are entered into, whereupon all such terminated lands shall be excluded in the production to be allocated to the respective lands in such unit. In the event of the failure of Lessor’s, or any other owner’s, title as to any portion of the land included in any such unit, such portion of such land shall likewise be excluded in allocating production from such unit, provided, however, Lessee shall not be held to account for any production allocated to any lands excluded from any such operating unit unless and until Lessee has actual knowledge of the circumstances requiring such exclusion. Any exclusion shall be deemed effective the first day of the month next following the date upon which such exclusion becomes finally established.

           Lessee may, at its sole option, at any time when there is no Commercial production in such unit, terminate, enlarge or diminish such unit either by Lessee recording in the office of the county recorder in the county in which the leased land is situated a written declaration thereof, or by Lessee giving written notice thereof to Lessor.

In the event that the production of Leased Substances from the leased lands or from lands in the general area of the leased land should at any time exceed the demand for the facility use thereof in the opinion of Lessee and the Lessee elects to reduce the total amount of steam produced or consumed, then in that event each well participating on a commingling basis shall be reduced in percentage amount equal to its proportion of the whole.

7.       Use Of Lease. Lessee shall have the right to drill such wells on leased land as Lessee may deem desirable for the purposes hereof including the exploration and production of Geothermal Resources for heat or electric power production purposes and any reinjection of fluids thereof. Lessee shall have the right to construct upon leased land such equipment and structures as Lessee may deem desirable for the purpose of utilizing Leased Substances including geothermal power plants, access and piping and transmission equipment related thereto. No well shall be drilled on the leased land within 300 feet of any residence or 100 feet of any barn now on leased land without Lessor’s consent.

8.       Minimize Use. Notwithstanding any provisions of this lease to the contrary, Lessee shall utilize for such purpose only so much of the leased land as shall be reasonably necessary for Lessee activities and operations thereon and shall interfere as little as reasonably possible with the use and occupancy of the leased land by the Lessor.

Lessee agrees, upon written request of Lessor, to fence all excavations (including sumps and setting ponds, and, upon the termination of the Lease, Lessee shall level and fill all sump holes and excavations, shall remove all debris and shall leave the locations or premises used by Lessee in a clean and sanitary condition.

Lessee agrees to replace all fences which the Lessee may have removed for its purposes and repair all fences which Lessee may have damaged, and if and when so required by the Lessor, will provide a proper livestock guard at any point of entry upon lands used by Lessee.

In the event this Lease terminates as to a portion of either the leased land or rights granted hereunder, it shall continue in full force and effect as to those facilities necessary to the permitted use of the remaining leased lands or rights hereunder.

Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon said leased land by or pursuant to permission of Lessee, provided that if such removal should occur after termination of all rights granted herein, it shall be completed within a reasonable time thereafter.

9.       Exclusive Rights. Lessee shall have exclusively the rights to all Leased Substances and to all power production from Leased Substances on and/or from leased land during the term hereof, subject only to payment of the royalties to Lessor as is set forth herein.

10.      Water. Lessee shall have reasonable access to and use of water from the leased land for Lessee’s drilling, testing and exploration operations thereon, in the vicinity thereof, or on land or lands pooled, unitized or combined therewith. Lessee shall purchase such water owned by Lessor at standard commercial rates for the area and will reimburse Lessor for the use of any water which is being purchased by Lessor. Lessor shall be allowed to enter on to the Lands during the term of the lease for regular water monitoring activities of all wells or water sources.

Lessee agrees to and shall indemnify and hold Lessor free and harmless from any and all damages, repairs, causes of action, costs or expense, arising or resulting from any significant decrease or interruption of well or water source flow, or contamination of potable water source such that the water produced from such source has been degraded below the existing water quality found in the well or water source, or it no longer meets Idaho Department of Environmental Quality minimum drinking water standards (if the well or source previously met the minimum drinking water standards), to the extent such significant decrease, interruption or contamination is caused by Lessee’s drilling or geothermal resource extraction operations on the Premises.

In the event any significant decrease, interruption or contamination is documented by Lessor, Lessor must immediately notify and provide all available documentation to Lessee, and Lessee shall be allowed to examine, measure and/or test the well or water source. If it is determined that Lessor’s activities have caused the injury, Lessee shall, within seven business days after that determination, commence and direct all necessary repair, redrilling or rehabilitation of any such affected well or water source.

In the event repair, redrilling or rehabilitation of any such affected well or water source is not possible and a decrease, interruption or contamination is permanent, Lessee shall compensate Lessor for the fair market value of the permanently lost water by purchasing Lessor’s affected water rights, and certain damages arising from the loss of such water. If crops are planted and growing, such damages are limited to one season of crop loss equal to the average net value of the previous 3 years of documented crop sales from the Lands, less any current year crop sales. Such damages will be in proportion to the Lands so affected.

11.      Permits. Any wells drilled by Lessee hereunder shall only be drilled after first obtaining any relevant governmental agency permits regarding geothermal well drilling on the leased land and in conformance with approved well design by relevant agencies. Power plant structures shall be engineered and constructed in conformance with and only after obtaining any relevant governmental agency permits regarding geothermal or biomass power plants. Lessor agrees to cooperate with Lessee’s application for governmental licenses, permits, and approvals, the cost of which shall be borne by Lessee.

12.      Partial Ownership Interests. In the event Lessor at the time of making this Lease owns an interest in the leased land less than One Hundred Percent (100%) of the right, title and interest purportedly granted or leased hereby to Lessee, then any payments due Lessor hereunder shall be paid to Lessor only in the proportion which Lessor’s Interest bears to a One Hundred Percent (100%) interest in the leased land. Notwithstanding the foregoing, should Lessor hereafter acquire any additional right, title or interest in or to the leased land, it shall be subject to the provisions hereof to the same extent as if owned by Lessor at the date hereof, and any increase in payments of money hereunder necessitated thereby shall commence with the payment next following receipt by Lessee of satisfactory evidence of Lessor’s acquisition of such additional interest

13.      Assignment. There is hereby expressly reserved to Lessor and to Lessee the right and privilege to convey, transfer or assign, in whole or in part, or to deal with in any manner, subject to the provisions hereof, their respective rights and interests in and under this Lease and Agreement or in the leased land, or the Leased Substances produced on or from the leased land but in the event Lessor shall sell or transfer any part or parts of the leased land or any interest in the aforesaid Leased Substances therefrom, then Lessees obligations hereunder shall not thereby be altered, increased or enlarged, but Lessee may continue to operate the leased land and to pay and settle rents and royalties as an entirety.

14.      Force Majeure. The obligation of the Lessee hereunder shall be suspended and the terms of this Lease shall be extended as the case may be, while Lessee is prevented from complying therewith, in whole or in part, by strikes, lockouts, riots, war or the results thereof, acts of God or the elements, fire, flood, accidents, delays in transportation, inability to secure labor or material in the open market, laws, orders, rules, or regulations of Federal, State, County, Municipal, or other governmental agencies, authority, or representative, or any other matter or condition beyond reasonable control of Lessee, whether or not similar to the conditions or matters herein specifically enumerated, or while litigation contesting Lessor’s title to the leased land or the rights granted Lessee hereunder or litigation involving Lessee’s operations hereunder shall be pending and undetermined or during any period when Lessee has no market for the products it is then capable of producing from the leased land or the market price then available for such products will not produce an acceptable profit. For so long as any of the above circumstances continue to exist, Lessee, without impairment of its rights hereunder, shall be excused from performance of all obligations hereunder except payment of taxes and protection of the leased land. It is expressly agreed that the prevention of settlement of any litigation or strike or labor disturbance shall not be considered a matter subject to Lessee’s control within the meaning of this Paragraph.

15.      Tax Payments. Lessee shall pay all taxes on Lessee structures and improvements placed upon the leased land by Lessee and shall pay taxes levied and assessed against products of Lessee operations hereunder and taxes levied and assessed against the right to produce steam and heat energy from leased lands. Lessor shall pay all taxes levied and assessed against leased land not covered by this lease and/or Lessee tax payment requirements herein.

16.      Project Costs. All labor to be performed and materials to be furnished in operations of Lessee hereunder shall be at the cost and expense of Lessee, and Lessor shall not be chargeable with, or liable for, any part thereof. Lessee shall protect the leased land against liens arising from its operations thereon. Upon commencement of operations upon leased land, Lessee shall protect Lessor against damages of every kind and character which may be occasioned to any of the parties hereto or to any other person by reason of the operations or workings of the Lessee upon said leased land. The protection of Lessor shall include maintenance of workman’s compensation insurance typical for geothermal drilling and power plant construction projects and good and safe drilling, construction and power plant operations designed by competent drilling and power plant engineering experts.

17.      Land Compensation. In return for actual surface use of leased land required for well site, pipeline, transmission and plant operations hereunder, Lessee shall compensate Lessor at the annual rate of $100.00 per acre for such lands so affected for the duration of their use. For these purposes, any pipelines or transmission lines shall be deemed to require a 10 foot wide ground area. All pipelines shall be insulated as per typical project specifications and shall be colored according to industry norms or permit requirements as may be imposed.

18.      Default Notice. Upon violation of any of the terms and conditions of this lease by Lessee and the failure of Lessee to begin in good faith to remedy same within 30 days after written notice from Lessor to do so, specifying in said notice the nature of such default, then at the option of Lessor this lease shall forthwith cease and terminate and all rights of Lessee in and to said leased land shall be at an end, except that in the event of such termination Lessee shall have the right to remove from the leased land all surface facilities and improvements of whatsoever kind and character placed upon leased land by Lessee. Upon default, if any, Lessee shall remove from leased land any and all machinery and structures placed upon leased land within one hundred twenty (120) days thereof.

19.      Title. Lessor hereby warrants and agrees to defend title to the leased land and agrees that Lessee, at its option, may pay and discharge any taxes, mortgages, trust deeds or other liens or encumbrances existing, levied or assessed on or against leased land, and in the event Lessee exercises such option, Lessee shall be subrogated to the rights of any holder or holders thereof, and shall have the right to reimburse itself by applying to the discharge of any such mortgage, tax or other lien or encumbrance any royalties or rentals accruing to Lessor hereunder.

20.      Notice. Any notice or other communication hereunder from Lessor to Lessee shall be given in writing by delivering same personally to Lessee or by sending same by registered or certified mail postage prepaid or Federal Express to Lessee at 1509 Tyrell Lane, Suite B, Boise, Idaho 83706. Any notice or other communication hereunder from Lessee to Lessor shall be given in writing by delivering same personally to Lessor or by sending same by registered or certified mail postage prepaid or Federal Express to Lessor at the Lessor address set forth on the signature page of this lease. Any notice so sent shall be deemed to have been given and received within 96 hours of deposit thereof in the United States mail or within 48 hours of deposit thereof with Federal Express, providing that Lessor has provided and street address and telephone number. The parties may upon written notice to the other party, at any time and from time to time change their respective addresses for the purposes hereof.

21.      Definitions. For the purposes of this Lease the following definitions shall apply:

                  (a)       The terms “Hot Water”, “Steam” and “Thermal Energy”, collectively referred to as Energy Produced, each shall mean natural geothermal water and/or steam, and shall also mean the natural heat of the earth and the energy present in, resulting from or created by, or which may be extracted from, the natural heat of the earth or the heat present below the surface of the earth, in whatever form such heat or energy naturally occurs;

                  (b)       The term “Leased Substances” shall collectively mean the matter, substances and resources defined in subparagraph 21(a) that are subject to this Lease;

                  (c)       The term “Geothermal Resources” shall collectively mean the matter, substances and resources defined in subparagraph 21(a) that are not subject to this Lease but are located on adjacent land or lands in reasonable proximity thereto;

                  (d)       The term “Power Potential” shall mean, when used herein with respect to any well or wells, the quantity, or units, of energy capable of being recovered from the Hot Water, Steam or Thermal Energy produced therefrom by means of any energy conversion or utilization facility (including, but not limited to, electrical generating facilities) or equipment designed for use thereof;

                  (e)       The term “Sufficient Power Potential” shall mean that Power Potential which, in the sole judgment of Lessee shall be sufficient for the Commercial sale or utilization thereof, or shall warrant the construction of facilities for the Commercial sale or other utilization thereof, or shall justify additional drilling or other operations on the leased land;

                  (f)       The term “Commercial” shall mean those qualities of Leased Substances produced, sold or used, the value of which, after determining Lessee’s direct operating costs will be capable of providing a sufficient return to cause Lessee, in its sole judgment, to continue production thereof or to elect to proceed with further development or exploratory operations on the leased land.

                  (g)       The term “Net Proceeds” is defined as proceeds from the sale of generated electric power to a third party, independent of the Lessor or Lessee, less deductions of the sum of all direct operating costs, financing costs, interest expense on capital, property taxes, franchise and other taxes, administration and marketing expenses and the depreciation of production wells, reinjection wells, monitoring wells, pipelines, all production facilities, power generation facilities, electrical distribution equipment and power lines through to the sales delivery point. Depreciation shall be on a fifteen (15) year straight-line basis with asset capitalization in accordance with generally accepted accounting principles. Electric power is computed and paid for on the basis of kilowatt- hours (“Kw-h”) and the royalty shall be calculated on a basis of cents per Kw-h.

                  (h)       The term “Extractable Minerals” shall mean any minerals in solution in the well effluence and all minerals and gases produced from or by means of any well or wells on the leased land or by means of condensing steam or processing water produced from the effluence from any such well or wells. Said terms shall also include any water so produced or obtained from condensation or steam; provided, however, that the term “gases” shall not include hydrocarbon gases that can be produced separately from the well effluents;

22.      Termination. Notwithstanding any other provisions of this Lease, and in consideration of the payment made by the Lessee to the Lessor for the execution of this Lease, Lessee shall have the right at any time prior to or after default hereunder, to quitclaim and surrender to Lessor all right, title and interest of Lessee in the leased rights, and thereupon all rights and obligations of the parties hereto one to the other shall cease and terminate, save and except as to any then accrued royalty obligations of Lessee then payable as to which Lessee shall remain liable to Lessor, and save and except the rights, rights of way and easements which may be retained by Lessee by virtue of the granting clause of this Lease.

23.      Severability. In the event that any part or portion or provision of this instrument shall be found or declared to be null, void, or unenforceable for any reason whatsoever by any court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, or any Lessor rights or obligations are not, or would not be so held to be, void or unenforceable, which said remaining terms and conditions and such Lessor rights or obligations, as aforesaid, of this instrument shall remain binding, valid and subsisting and in full force and effect between the parties hereto, it being specifically understood and agreed that the provisions hereof, and the Lessor rights or obligations embraced within such provisions, are severable for the purposes of the provisions of this clause.

24.      Governing Law. This lease and agreement shall be interpreted, governed by and construed under the laws of the state of Idaho, without consideration of any conflicts of law between the location of the parties or states of domicile thereof.

25.      Execution Authority. The signatories hereto represent that they are the proper person to execute this Lease and Agreement on behalf of the parties hereto.

26.      Binding Effect. This Lease and Agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date hereinabove first written.

U. S. Geothermal Inc.

By: Douglas J. Glaspey, COO – Lessee	R. Michael Griffin – Lessor
P. O. Box 145,
Newton, UT 84327

Cleo S. Griffin - Lessor
P. O. Box 145
Newton, UT 84327

Harlow R. Griffin – Lessor	Pauline Griffin - Lessor
P. O. Box 125	P. O. Box 125
Newton, UT 84327	Newton, UT 84327

Douglas Griffin - Lessor	Margaret Griffin - Lessor
P. O. Box 126	P. O. Box 126
Newton, UT 84327	Newton, UT 84327

J. Terry Griffin - Lessor	Sue Griffin - Lessor
P.O. Box 22	P.O. Box 22
Newton, UT 84327	Newton, UT 84327

Phyllis Griffin Jorgensen – Lessor	Vincent Jorgensen – Lessor
12007 Reenes Lane	12007 Reenes Lane
Riverton, UT 84065	Riverton, UT 84065

Alice Mae Griffin Shorts – Lessor
P. O. Box 354
Wellington, UT 84542

State of __________	)	On this ____________ day of _______________________ 2005, before me,
)
County of ________	)

the undersigned Notary Public, personally appeared R. Michael Griffin and Cleo S. Griffin, husband and wife
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name(s) subscribed to the within instrument, and acknowledged that they executed it.

WITNESS my hand and official seal.

Notary’s Signature

State of __________	)	On this ____________ day of _______________________ 2005, before me,
)
County of ________	)
the undersigned Notary Public, personally appeared Harlow R. Griffin and Pauline Griffin, husband and wife
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name Douglas J. Glaspey subscribed to the within Instrument, and acknowledged that he executed it.

WITNESS my hand and official seal.

Notary’s Signature

State of __________	)	On this ____________ day of _______________________ 2005, before me,
)
County of ________	)

the undersigned Notary Public, personally appeared Douglas Griffin and Margaret Griffin, husband and wife
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name(s) subscribed to the within instrument, and acknowledged that they executed it.

WITNESS my hand and official seal.

Notary’s Signature

State of __________	)	On this ____________ day of _______________________ 2005, before me,
)
County of ________	)
the undersigned Notary Public, personally appeared J. Terry Griffin and Sue Griffin, husband and wife
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name Douglas J. Glaspey subscribed to the within Instrument, and acknowledged that he executed it.

WITNESS my hand and official seal.

Notary’s Signature

State of Idaho	)	On this ____________ day of _______________________ 2005, before me,
)
County of Ada	)

the undersigned Notary Public, personally appeared Phyllis Griffin Jorgensen and Vincent Jorgensen, husband and wife
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name(s) subscribed to the within instrument, and acknowledged that they executed it.

WITNESS my hand and official seal.

Notary’s Signature

State of __________	)	On this ____________ day of _______________________ 2005, before me,
)
County of ________	)
the undersigned Notary Public, personally appeared Alice Mai Griffin, a widow
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name Douglas J. Glaspey subscribed to the within Instrument, and acknowledged that he executed it.

WITNESS my hand and official seal.

Notary’s Signature

State of ____________	)	On this ____________ day of _______________________ 2006, before me,
)
County of __________	)
the undersigned Notary Public, personally appeared Douglas J. Glaspey
( ) personally known to me
( ) proved to me on the basis of satisfactory evidence to be the person(s) whole name Douglas J. Glaspey subscribed to the within Instrument, and acknowledged that he executed it.

WITNESS my hand and official seal.

Notary’s Signature

Exhibit A

Attached to and made a part of Geothermal Lease and Agreement dated June 22, 2005, between R. Michael Griffin and Cleo S. Griffin, husband and wife; Harlow R. Griffin and Pauline Griffin, husband and wife; Douglas Griffin and Margaret Griffin, husband and wife; J Terry Griffin and Sue Griffin, husband and wife; Vincent Jorgensen and Phyllis Jorgensen, husband and wife; and Alice Mae Griffin Shorts, a widow, Lessor, and US Geothermal Inc., an Idaho corporation, Lessee.

The following lands containing 160.00 acres, more or less, located in Cassia County, Idaho.

Township 15 South, Range 26 East
Section 33:         NW 1/4

Containing 160 acres more or less.

           Interest to the lands covered in this GEOTHERMAL LEASE AND AGREEMENT was reserved in Warranty Deed dated 10/31/73 from Roland A. Griffin and wife, Alice A. Griffin; R. Michael Griffin and wife, Cleo S. Griffin, Grantor, to L. J. Cummings, et ux, Grantee, recorded with the Cassia County Recorder’s Office on 8/22/77 in Instrument No. 101087, covering the NW¼ of said Section 33, and reserving to Grantor all steam rights.